Exhibit 10.6

Option Agreement

The Option Agreement (hereinafter referred as “the agreement”) is signed by the following contracting parties in Shenzhen in China on May 28, 2020:

Party A : CXJ (Shenzhen) Technology Co., Limited

Add: 3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Party B : CXJ Technology (Hangzhou) Co., Limited

Add: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China.

Party C : Lixin Cai, Id Card No.: 330501198809306554

Add:　 No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.

In the agreement, Party A, Party B and Party C are collectively referred to as “All contracting parties”.

Preface

1.

Party A is a limited company, which is registered and founded according to the laws of the People’s Republic of China (hereinafter referred as “China”), having the professional knowledge, capacity and resources providing consulting and service.

2.	Party B is a limited liability company, which is registered and founded in China and undertakes the research and development, manufacture and distribution businesses (hereinafter referred as “Business”) of hi-tech products in the auto environmental protection field.

3.	Party C is the shareholder of Party B and owns all Party B’s stock right (100%).

4.	All contracting parties have entered into a series of agreements including consulting service agreement (hereinafter referred as “the service agreement”) on May 28, 2020.

5.	All contracting parties have signed an Equity Pledge Agreement on May 28, 2020 (hereinafter referred as “Equity Pledge Agreement”).

6.	Party A and Party C have signed a loan contract on May 28, 2020 (hereinafter referred as “the loan contract”)

7.	All contracting parties sign the Option Agreement, which shall be taken as the supporting contract of Equity Pledge Agreement, Loan Contract, Consulting Service Agreement and relevant agreements.

Therefore, all contracting parties reach the following agreement:

1.	Purchase and Sale of Stock Right

1.1

Authorization. Party C (hereinafter collectively referred to as “the transferor”) hereby irrevocably authorizes Party A to buy or arrange any person designated by Party A from the transferor its partial or all stock right held by Party B (hereinafter referred as “Option Right”) any time within the scope permitted by the laws of the People’s Republic of China according to the steps confirmed by Party A and at the price stated in term 1.3 in the agreement. Except Party A and/or designated persons by Party A, the “option right” can not be granted to any third party. Party B hereby approves the “option” granted to Party A and/or Party A’s designated person by Party C. The “person” in the article and in the agreement means individual, company, joint entity, partner, enterprise, trust or unincorporated organization.

1.2	Exercise of rights. In accordance with laws and regulations of the People’s Republic of China, Party A and/or Party A’s designated person can exercise the “option right” by means of issuing the written notice ( “the notice”) to the transferor. The notice shall state clearly the stock right bought from the transferor (“equity to be purchased”) and the way of purchase.

1.3	Purchase price.

1.3.1	When Party A exercises the option right, the purchase price of the equity to be purchased (“the purchase price”) shall be equal to the one actually paid when the transferor initially buys the equity to be purchased, unless the applicable Chinese laws and regulations require to evaluate or have other limitations to the purchase price of the stock right.

1.3.2

All contracting parties agree to set the purchase price to be the minimum price permitted by applicable Chinese law if applicable Chinese law requires the valuation of the equity or has other restrictions on the purchase price at the time when Party A exercises its option right.

1.4	Transfer of equity to be purchased. After exercising the option right under the terms of the agreement every time:

1.4.1	The transferor requires Party B to hold the stockholders’ meeting. During the stockholders’ meeting, Party C shall propose the resolution to transfer the corresponding equity to Party A and/or Party A’s designated persons by means of approval.

1.4.2	The transferor shall enter into the Equity Purchase Agreement with Party A and/or Party A’s designated persons (if applicable) in the reasonable format as Party A deems acceptable in accordance with the terms and conditions of the agreement and the notice in connection with the equity to be purchased.

1.4.3	Related contracting parties shall enter into all other necessary contracts, agreements or documents, acquire all necessary approval and agreement from the government, adopt all necessary measures, transfer the ownership of the equity to be purchased, which is efficient and does not include security interest, to Party A and/or Party A’s designated persons, and makes Party A and /or Party A’s persons to be registered as the owner of equity to be purchased. In the article and the agreement, the term “security interest” means any mortgage, pledge, right and interest or equity of a third party, any stock purchase right, acquisition right, preemption, right of set-off, retention of ownership or other security arrangement, but does not include any security interest created under the Equity Pledge Agreement.

1.5	Payment. When to pay the purchase price shall be confirmed through the confirmation between Party A and/or Party A’s designated persons with the transferor according to the applicable laws when exercising the option right.

2.	Promises related to equity.

2.1	Promises related to Party B. Party B hereby promises:

2.1.1	Without Party A’s prior written consent, it will not supplement, modify or update the Articles of Association in any form, nor increase or decrease its registered capital, nor change the structure of its registered capital in any other form.

2.1.2	It shall continue the company in accordance with good manager principles applicable to the company and its shareholders and shall carry on its business with diligence and efficiency.

2.1.3	After signing the agreement, without the prior written consent from Party A, Party B shall not sell, transfer, mortgage or dispose any of its assets and legitimate rights and interests or beneficiary of the business or income in any other way, set encumbrance or any security interest upon Party A’s assets, or even approve to set such encumbrance or security interest.

2.1.4	Without prior written notice from Party A, do not provide any guarantee or allow the existence of any debt, except the following debts (i) debts arising out of normal or routine business, other than loans; (ii) debts that have been disclosed to Party A and obtained the written consent from Party A.

2.1.5	Party B shall normally operate all of its business and maintain the value of its assets, without any act or omission which may materially and adversely affect its business or the value of its assets.

2.1.6	Without Party A’s prior written consent, Party B shall not enter into any material agreement other than those entered into during the course of its daily business (in this article, if an agreement involves the amount greater than RMB100,000, the agreement shall be deemed to be a material agreement).

2.1.7	Without Party A’s prior written consent, it will not provide loans or credit loans to any other person.

2.1.8	If requested by Party A, it shall provide Party A with all materials relating to its operation and finance.

2.1.9	Purchase insurance and maintain such insurance from an insurance company approved by Party A. The amounts and types of such insurance shall be the same as those purchased by the company in the same industry or field that carries on similar business and owns similar properties and assets.

2.1.10	Without prior written consent from Party A, it will not merge with or associate with any company, nor acquire or invest in any company.

2.1.11	It will notify Party A of any relevant litigation, arbitration or administrative proceedings that have occurred or may occur and is related to its assets, business and revenues.

2.1.12	In order to maintain its ownership to all its assets, it will sign all documents necessarily or properly, take all necessary or suitable measures, and make all appropriate claims or initiate all necessary or proper claims.

2.1.13	Without prior written notice from Party A, it will not transfer the equity to the shareholders in any form. However, at the request of Party A, it shall distribute all or part of its distributable profits to its shareholders.

2.1.14	It shall appoint any person designated by Party A as its director at the request of Party A.

2.2	Promises related to the transferor. Party C hereby promises that:

2.2.1	After the execution of the agreement, Party A shall not sell, transfer, mortgage or dispose any legitimate interest or beneficial right of equity in any form without prior written consent from Party A, nor approve the setup of any other security interest over equity, except the pledge over the equity of the transferor under the Equity Pledge Agreement.

2.2.2	Without Party A’s prior written notice, it shall not make any decision of shareholders’ resolutions through any legitimate interest or beneficial power of approving, selling, transferring, mortgaging or disposing equity, or setting any other real rights granted by way of security upon equity (excluding pledge set up upon the transferor’s equity according to the Equity Pledge Agreement), nor support or sign any such shareholders’ resolution in the shareholders’ meeting.

2.2.3	Without prior written notice from Party A, all contracting parties hereto shall not agree with, support or sign any shareholders’ resolution at any shareholders’ meeting of Party B about approving the merger or association of Party B with any company, or the acquisition of or investment in any company.

2.2.4	It will notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur , and are related to the equity it owns.

2.2.5	It shall promote Party B’s board of directors to approve the transfer of equity to be purchased according to the agreement.

2.2.6	In order to maintain its ownership to all stock rights, it will sign all documents necessarily or properly, take all necessary or suitable measures, and make all necessary or appropriate claims or make necessary or appropriate defense aiming at all compensation requirements.

2.2.7	If Party A requests, it shall appoint Party A’s designated persons to be Party B’s directors.

2.2.8	Whenever Party A requests, it shall transfer its equity to the representative designated by Party A any time unconditionally and give up preemptive right as to the equity transferred to other shareholders by it.

2.2.9	It shall follow the agreement actually and all regulations of other agreement signed by the transferor, Party B and Party A together or respectively, implement all obligations of it under the terms of the agreement diligently, without any act or omission fully affecting the validity and enforceability of such agreement.

3.	Statement and guarantee. Party B and Party C hereby state and guarantee together and respectively, as of the day of signing the agreement and every transfer date:

3.1	It has the right and ability to execute and deliver the agreement and any Equity Transfer Agreement to which it is a contracting party (the “Transfer Agreement”) and implements its obligations under the agreement and terms of any transfer agreement, in the premise that the transfer agreement is related to every transfer of equity to be purchased conducted according to the agreement. Once the agreement and the equity transfer agreement in which Party B and Party C are the contracting parties are signed, it shall constitute the obligations, which are legitimate, effective and have binding force to Party B and Party C. In addition, according to the articles in the above agreements, it can be enforced upon to Party B and Party C.

3.2	Its execution and delivery of the agreement and any behavior of transferring the agreement and the behavior of performance of its obligations under the agreement and any transfer agreement shall not: (i) cause it to violate any relevant Chinese law and regulation; (ii) lead to conflicts with its Articles of Association or other organizational documents; (iii) cause it to violate any agreement or contract in which it is the contracting party or bound upon, or constitute the defaults under the terms of any agreement or contract in which it is the contracting party or is bound upon; (iv) lead to its violation of any relevant authorized agreement or approval paper and/or any standing condition; (v) lead to suspended implementation, cancellation or other attached conditions of any relevant authorized agreement or approval paper.

3.3	Party B’ shares can be transferred. However, Party B has never set any security interest upon shares.

3.4	Party B has no other outstanding liabilities other than the following debts: (i) liabilities arising from its normal business; and (ii) the debts that have been disclosed to and approved by Party A in writing.

3.5	Party B complies with all Chinese laws and regulations applicable to the acquisition of assets and securities in connection with the agreement.

3.6

No litigation, arbitration or administrative proceedings are in progress or pending, and are related to the equity, Party B’s assets or Party B itself, and none of the contracting parties is aware of any impending or threatened claim.

3.7	The transferor shall have fair and saleable ownership to its equity and shall have no encumbrances of any kind other than the security interest set up under the Equity Pledge Agreement.

4.	Agreement transfer

4.1	Without Party A’s prior written agreement, Party B and Party C can not transfer their rights and obligations under the terms in the agreement to any third party.

4.2

Party B and Party C hereby agree that Party A may assign all rights and obligations of Party B and Party C under the agreement to any third party as required, and Party A may execute such assignment only by notifying Party B and Party C in writing without obtaining any further consent from Party B and Party C.

5.	Effective Date and Validity

5.1	The agreement shall take effect since the day it is signed.

5.2	The agreement shall remain in force for ten years unless terminated earlier in accordance with the agreement or other provisions of the relevant agreements entered into by all contracting parties. Prior to the expiration of the agreement, The validity of the agreement may be extended with the written consent from Party A. The specific extension time of the validity shall be decided by all contracting parties after they reach an agreement through negotiation.

5.3	If Party A or Party B terminates before its business term (including any extended business term) or other term set forth in Article 5.2 in the agreement, the agreement shall terminate at the same time, unless Party A has transferred its rights and obligations in accordance with Article 4.2 in the agreement.

6.	Applicable laws and resolution of disputes

6.1	Applicable laws. The execution, validity, interpretation and performance of the agreement and the settlement of disputes under the agreement shall be governed by the laws of China.

6.2

Resolution of disputes. When disputes about the explanation and implementation under the terms of the agreement from all contracting parties appear, all contracting parties shall negotiate to solve the dispute kindly. If negotiation fails,, any side can submit relevant disputes to China International Economic and Trade Arbitration Commission, which shall be solved by arbitration through effective arbitration rules then. The arbitration location is in [Shenzhen] and the language serving the arbitration is Chinese. The arbitration decision shall be final and have binding force to both parties during the negotiation. The regulation of the article is not affected by the termination or cancellation of the agreement.

In addition to the affairs that the both sides of the agreement have disputes on, the both sides of the agreement shall go on implementing their obligations respectively according to the regulation of the agreement based on the good-will principles.

7.	Taxes and fees. Each contracting party shall bear any and all stamp duty and equity transfer costs and fees incurred in connection with the drafting and execution of the agreement and all transfer agreements and the completion of transactions under the agreement and all transfer agreements in accordance with Chinese law.

8.	Notice. Any side shall write in Chinese the notice or other letters sent according to the agreement, which shall be sent to the following address or other addresses designated by the other side from time to time in any of the following ways:delivered by hand; sent in the way of registered mail, the mail under postage prepaid or sent through approved express company; or sent by fax. The date when such notice is formally sent shall be confirmed according to the following regulations: (1) once the notice delivered to the recipient by hand shall be considered to be sent formally; (2)the notice shall be considered to be formally sent by mailing in the form of registered mail by air under postage prepaid within ten (10) days since the day when it is sent out (according to the date shown on the postmark) or since the notice delivered to the express service company approved publicly in the world for four (4) days; (3) by means of the notice sent by fax since the day when it is received (subject to the time shown on the delivery confirmation sheet of the relevant documents).

Party A:	CXJ (Shenzhen) Technology Co., Limited
Add: 3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.
Recipient:Lixin Cai
Fax:
Tel:

Party B:	CXJ Technology (Hangzhou) Co., Limited
Add: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China.
Recipient:Lixin Cai
Tel:
Fax:

Party C:	Lixin Cai
Add: No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.
Tel: Fax:

9.

Confidentiality.All contracting parties admit and confirm that any verbal or written materials that all contracting parties exchange and are relating to the agreement shall be confidential. All contracting parties shall be confidential to all such materials. Without prior written agreement from other contracting parties, any contracting party shall not disclose to any third party any relevant document, excluding the following materials:

a.	the documents the public have known or may know (excluding the materials disclosed by each contracting party after receiving such materials);

b.	the documents the public have known or may know (excluding the materials disclosed by each contracting party after receiving such materials);

c.

the documents required to be disclosed to their legal adviser or financial consultant of any contracting party for the transactions under the terms of the agreement, with such legal advisor or financial consultant required to follow the confidentiality provisions in the agreement as well. The behavior of the staff of any contracting party or the institute employed by such contracting party to disclose the confidential documents shall be deemed as the behavior of such contracting party. Besides, such contracting party shall undertake the responsibilities for the defaults to their staff or such institute according to the agreement. Even if the agreement expires, is revised, canceled, terminated or not implemented, the terms shall remain effective.

10.

Further guarantee. All contracting parties agree and sign reasonable documents in time, which are necessary, so as to implement all regulations of the agreement or of the documents favorable to all contracting parties and realize the purposes of the agreement or such documents, and agree to adopt necessary measures in order to implement all regulations in the agreement and realize the purpose of the agreement, or adopt measures favorable to it.

11.	Other regulations

11.1	Revision, amendment and supplement. Any amendment or supplement to the agreement shall be in writing and shall be valid only when it is signed by all contracting parties hereto.

11.2

Entire agreement. Notwithstanding the foregoing regulation in Article 5 in the agreement, all contracting parties admit that the agreement has constituted the entire agreement reached by all contracting parties for the subject in the agreement, and shall replace all verbal and/or written agreement and understanding reached as to the subject of the agreement by all contracting parties before or at present.

11.3	Severability. If any provision of the agreement is held to be invalid or unenforceable in accordance with relevant laws, such provision shall be deemed invalid only to the extent within the scope of applicable Chinese laws and regulations. And the validity, legality and enforceability of the remaining provisions of the agreement shall not be affected or weakened in any form.All contracting parties shall formulate valid terms similar in economic effect to such invalid, illegal or unenforceable terms through fair negotiation, so as to replace the invalid, illegal or unenforceable provisions.

11.4

Headlines. The headings preceding each provision of the agreement are set for convenience of reference only and shall not affect the interpretation and description of the agreement or in any other way affect the meaning of each provision of the agreement.

11.5	Copies. The agreement is in triplicate, with each contracting party holding one (1) original copy. All original copies shall have the same legal force.

11.6	Successor. The agreement has the binding force to the successors and permitted assignees of each contracting party and shall have them benefited.

11.7

Remain in force. Notwithstanding the possibility of early termination of the agreement, any obligation performed prior to early termination of the agreement shall remain in force. After the termination of the agreement, Article 6, Article 8, Article 9 and Article 11.7 of the agreement shall remain in force.

11.8	Waiver. Any contracting party may waive the terms and conditions of the agreement in writing provided that they are signed by all contracting parties. A waiver by any contracting party of a breach of contract committed by another party under a given circumstance shall not be construed as a waiver by such party of a breach of contract committed by any other party under any similar circumstances.

[Signing page below]

All contracting parties have promoted their own legal person and their representatives formally authorized to formally sign the agreement on the date stated in the first part of the agreement. This is hereby to prove.

Party A:	CXJ (Shenzhen) Technology Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

Party B:	CXJ Technology (Hangzhou) Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

Party C:	Lixin Cai

	Signature:	/s/ Lixin Cai
Chinese Id Card No.: 330501198809306554

Dated: May 28, 2020